EXHIBIT 10.2
PERFORMANCE-BASED STOCK UNIT AWARD AGREEMENT
Issued Pursuant to the
Barnes & Noble Education, Inc. Amended and Restated Equity Incentive Plan
THIS PERFORMANCE-BASED STOCK UNIT AWARD AGREEMENT (“Agreement”), effective as of the grant date (“Grant Date”) set forth in the attached Performance –Based Stock Unit Award Certificate (the “Certificate”), represents the grant of such target number of performance-based stock units subject to performance-based and any other vesting criteria (“PSUs”) set forth in the Certificate by Barnes & Noble Education, Inc. (the “Company”), to the person named in the Certificate (the “Participant”), subject to the terms and conditions set forth below, the Certificate, and the provisions of the Barnes & Noble Education, Inc. Amended and Restated Equity Incentive Plan, as may be amended from time to time (the “Plan”).
All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:
1.Grant of PSUs. The Company hereby grants to the Participant the target number of PSUs set forth in the Certificate. The portion of the PSUs that will be earned based on the attainment of certain financial goals (the “Performance Metrics”) during a specific period of time (the “Performance Period”) under a specified formula (including the maximum number of PSUs that are eligible to be earned), each of which is set forth in the Certificate, shall be determined by the Committee. Following the end of the Performance Period, the Committee shall certify the level of attainment of the Performance Metrics and the PSUs earned as a result thereof. Such earned PSUs may be subject to additional vesting requirements, including, but not limited to time vesting requirements as established by the Committee.
2.    Vesting Period and Settlement. (a) In general. Subject to the terms of this Agreement, the Certificate and the Plan, PSUs granted hereunder are eligible to vest as indicated in the Certificate at the end of the Performance Period. For such vesting to occur at the end of the Performance Period, the Participant must be continuously employed by the Company or any of its Affiliates from the Grant Date through the end of the Performance Period. Except as set forth in Section 6 or Section 13 below, if the Participant’s employment terminates before the Settlement Date (as defined below), all PSUs granted hereunder as of the date of termination of employment shall be forfeited.
(b) Vesting. Except as set forth in Section 6 or Section 13 below, in no event shall a Participant have any rights to the Shares underlying the PSUs granted hereunder prior to the date such PSUs vest pursuant to the vesting schedule set forth in the Certificate and the PSUs are settled.
(c) Settlement. Within 60 days after the end of the Performance Period, the Committee shall determine and certify in writing (1) whether and to what extent the Performance Metrics have been achieved and (2) based on the achievement of such Performance Metrics, the number of PSUs that have vested, in each case, in accordance with the Certificate. Not later than the 15th day of the third month following the end of the Performance Period (or such earlier date on which the PSUs vest in accordance with Section 6 or Section 13 below (such date, the “Settlement Date”)), the Company shall deliver to the Participant one Share, or the equivalent value in cash, other property or any combination thereof, as determined in the sole discretion of the Committee at the time of such payment, for each PSU that vested in accordance with the Certificate and the terms of this Agreement and the Plan, subject to Section 11 below relating to tax withholding.
3.    No Voting Rights. No PSUs granted hereunder shall have any voting rights accorded to the underlying Shares. Each PSU constitutes an unfunded and unsecured promise of the Company to deliver to the Participant a Share (or the equivalent value thereof).
4.    Dividend Rights. (a) Cash Dividends. The Participant shall be entitled to accrue an amount in cash equal to any cash dividends paid with respect to the number of Shares underlying the PSUs granted hereunder. Any such cash dividends shall not be distributed to the Participant unless, until and except to the extent that the Performance Metrics applicable to the PSUs are achieved or are otherwise deemed satisfied.
(b)    Non-Cash Dividends. Any stock dividends or other distributions or dividends of property other than cash with respect to the Shares underlying these PSUs granted hereunder shall be subject to the same forfeiture restrictions and restrictions on transferability as apply to the PSUs with respect to which such property was paid.

5.    Nontransferability. (a) In General. Except as may be provided in Section 5(b) below, these PSUs granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, except as provided in the Plan. No assignment or transfer of any PSUs in violation of this Section 5, whether voluntary or involuntary, by operation of law or otherwise, except by will or the laws of descent and distribution or as otherwise required by applicable law, shall vest in the assignee or transferee any interest whatsoever.
(b)    Transfers With The Consent of the Committee. With the consent of the Committee, a Participant may assign or transfer unvested PSUs to the Participant’s spouse, domestic partner and/or children (and/or trusts and/or partnerships established for the benefit of the Participant’s spouse, domestic partner and/or children or in which the Participant is a beneficiary or partner) (each transferee thereof, a “Permitted Assignee”); provided, however, that such Permitted Assignee(s) shall be bound by and subject to all of the terms and conditions of the Plan, the Certificate and this Agreement relating to the transferred PSUs and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan, the Certificate and this Agreement. Notwithstanding the foregoing, in no event shall the PSUs (or any rights and obligations thereunder) be transferred to a third party in exchange for value unless such transfer is specifically approved by the Company’s stockholders. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section 5(b).
6.    Termination. (a) Death. In the event a Participant dies while employed by the Company or any of its Affiliates, a number of PSUs equal to the target number of PSUs awarded (as set forth in the Certificate) shall immediately vest in the estate of such Participant or in any person who acquired such PSUs by bequest or inheritance, or by the Permitted Assignee. References in this Agreement to a Participant shall include any person who acquired PSUs from such Participant by bequest or inheritance.
(b)    Disability. In the event a Participant ceases to perform services of any kind for the Company or any of its Affiliates due to permanent and total disability, a number of PSUs equal to the target number of PSUs awarded (as set forth in the Certificate) shall immediately vest in the Participant, or his or her guardian or legal representative, or a Permitted Assignee, as of the first date of permanent and total disability (as determined in the sole discretion of the Committee). For purposes of this Agreement, the term “permanent and total disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, and the permanence and degree of which shall be supported by medical evidence satisfactory to the Committee. Notwithstanding anything to the contrary set forth herein, the Committee shall determine, in its sole and absolute discretion, (1) whether a Participant has ceased to perform services of any kind due to a permanent and total disability and, if so, (2) the first date of such permanent and total disability.
7.    Recoupment. The Committee may, in its sole discretion, direct that the PSUs be cancelled or that the Company recoup, and upon demand by the Company, the Participant agrees to return to the Company, any gain realized under a previously paid Performance Share if (a) the Participant, without the consent of the Company, while employed by or providing services to the Company or any of its Affiliates, (i) violates a non-competition, non-solicitation or non-disclosure agreement, (ii) otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities or (iii) to the extent applicable to the Participant, otherwise violates any policy adopted by the Company or any of its Affiliates relating to the recovery of compensation granted, paid, delivered, awarded or otherwise provided to the Participant by the Company or any of its Affiliates as such policy is in effect on the date of grant of the PSUs or, to the extent necessary to address the requirements of applicable law (including Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as codified in Section 10D of the Exchange Act, Section 304 of the Sarbanes-Oxley Act of 2002 or any other applicable law), as may be amended from time to time or (b) if a financial restatement reduces the amount that would have been earned under such PSU. The amount to be recouped shall be determined by the Committee in its sole discretion but shall not exceed the Fair Market Value of the PSUs that vested under this Agreement. If after a demand for recoupment under this Section 7, the Participant fails to return any amount paid by the Company, the Participant acknowledges that the Company has the right to effect the recovery of the amount paid and the amount of its court costs, attorneys’ fees and other costs and expenses incurred in connection with enforcing this Agreement.
8.    Administration. (a) Generally. This Agreement and the rights of the Participant hereunder and under the Certificate are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan, this Agreement and the Certificate, all of which shall be binding upon the Participant and Permitted Assignees. Any inconsistency between this Agreement or the Certificate (on the one hand) and the Plan (on the other hand) shall be resolved in favor of the Plan.
(b)    Conflicts. The order of precedence as between the Plan, this Agreement or the Certificate, and any written employment agreement between the Participant and the Company shall be as follows: If there is any inconsistency between (i) the terms of this Agreement or the Certificate (on the one hand) and the terms of the Plan (on the other hand); or (ii) any such written employment agreement (on the one hand) and the terms of the Plan (on the other hand), the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement, the Certificate or the written employment agreement (as the case may be). If there is any inconsistency between the terms of this Agreement or the Certificate (on the one hand) and the terms of Participant’s written employment agreement, if any (on the other hand), the terms of this Agreement or the Certificate (as the case may be) shall completely supersede and replace the conflicting terms of the written employment agreement unless such written employment agreement was approved by the Committee, in which event such written employment agreement shall completely supersede and replace the conflicting terms of this Agreement or the Certificate (as the case may be).
9.    Adjustments. The number of PSUs granted hereunder shall be subject to adjustment in accordance with Section 11.2 of the Plan.
10.    Exclusion from Other Computations. By acceptance of these PSUs granted hereunder, the Participant hereby agrees that any income or gain realized upon the receipt or settlement of the PSUs, or upon disposition of any Shares received upon settlement, is special incentive compensation and shall not be taken into account, to the extent permissible under applicable law, as “wages,” “salary” or “compensation” in determining the amount of any payment under any pension, retirement, incentive, profit sharing, bonus, severance or deferred compensation plan of the Company or any of its Affiliates.
11.    Withholding Taxes. The Company shall have the right to withhold from wages or other amounts otherwise payable to the Participant (or a Permitted Assignee thereof), or otherwise require the Participant or Permitted Assignee to pay, any federal, state, local or foreign income taxes, withholding taxes, or employment taxes required to be withheld by law or regulations (“Withholding Taxes”) arising as a result of the grant or vesting of PSUs, the transfer of any PSUs or any other taxable event occurring pursuant to the Plan, this Agreement or the Certificate. If, notwithstanding the foregoing, the Participant (or Permitted Assignee) shall fail to actually or constructively make such tax payments as are required, the Company (or its Affiliates) shall, to the extent permitted by law, have the right to deduct any such Withholding Taxes from any payment of any kind otherwise due to such Participant or Permitted Assignee or to take such other action as may be necessary to satisfy such Withholding Taxes. In satisfaction of the requirement to pay Withholding Taxes, the Company, in its sole discretion, may elect to satisfy the obligation for Withholding Taxes by retaining a sufficient number of Shares that it would otherwise deliver on a particular vesting date equal to the amount of any Withholding Taxes due on such vesting date. For purposes of the preceding sentence, where the Company is to retain Shares to satisfy the obligation for Withholding Taxes, the net amount of Shares to be delivered to the Participant on a vesting date shall equal the total number of Shares otherwise deliverable to the Participant on such vesting date (pursuant to Section 2(c) hereof and the Certificate), less such number of Shares having an aggregate Fair Market Value equal to the amount of such Withholding Taxes (as determined in the Committee’s sole discretion).
12.    Registration; Legend. The Company may postpone the issuance and delivery of any PSUs granted hereunder until (a) the admission of such Shares to listing on any stock exchange or exchanges on which Shares of the Company of the same class are then listed and (b) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company shall determine to be necessary or advisable. The Participant shall make such representations and furnish such information as may, in the opinion of counsel for the Company, be appropriate to permit the Company, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Shares in compliance with the provisions of that or any comparable act.
The Company may cause the following or a similar legend to be set forth on each certificate representing PSUs granted hereunder unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO FORFEITURE AND OTHER LIMITATIONS AND RESTRICTIONS AS SET FORTH IN A PERFORMANCE-BASED STOCK UNIT AWARD AGREEMENT ON FILE WITH THE COMPANY. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”),

OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS ESTABLISHED BY AN OPINION FROM COUNSEL TO THE COMPANY.
13.    Change of Control. (a) In the event of the occurrence of a Change of Control of the Company, the PSUs shall be treated in accordance with Article 10 of the Plan.
(b)    Notwithstanding the foregoing, in the event of a termination of the Participant’s employment by the successor company within 24 months following such Change of Control, these PSUs granted hereunder or any award substituted therefor held by the Participant at the time of the Change of Control shall vest as of the day immediately preceding the date of termination unless the termination was made by the successor company for cause. For purposes of this Agreement, “cause” shall mean either (i) material failure by the Participant to perform his or her duties (other than as a result of incapacity due to physical or mental illness) during his or her employment with the Company after written notice of such breach or failure and the Participant failed to cure such breach or failure to the Company’s reasonable satisfaction within five days after receiving such written notice; or (ii) any act of fraud, misappropriation, misuse, embezzlement or any other material act of dishonesty in respect of the Company or its funds, properties, assets or other employees.
14.    Miscellaneous.
(a)    No Right to Employment. Neither this Agreement nor the Certificate shall confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement or the Certificate interfere in any way with the Company’s right to terminate the Participant’s employment at any time.
(b)    Successors. All obligations of the Company under the Plan, this Agreement and the Certificate, with respect to these PSUs granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
(c)    Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.
(d)    Consent to Board or Committee Action. By accepting this grant of PSUs, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
(e)    Amendment. The Committee may, with the consent of the Participant, at any time or from time to time amend the terms and conditions of this grant of PSUs. In addition, the Committee may at any time or from time to time amend the terms and conditions of this grant of PSUs in accordance with the Plan.
(f)    Governmental Approvals. This Agreement and the Certificate shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(g)    Governing Law. To the extent not preempted by federal law, this Agreement and the Certificate shall be governed by, and construed in accordance with, the laws of the State of Delaware.
(h)    Compliance with Code Section 409A. The grant of PSUs is intended to comply with Code Section 409A, and this Agreement shall be interpreted, operated and administered consistent with this intent. Notwithstanding the preceding, the Company makes no representations concerning the tax consequences of this Agreement under Code Section 409A or any other federal, state, local, foreign or other taxes. Tax consequences will depend, in part, upon the application of the relevant tax law to the relevant facts and circumstances. The Participant should consult a competent and independent tax advisor regarding the tax consequences of this Agreement.
(i)    Waiver of Trial by Jury. The Participant, every person claiming under or through the Participant, and the Company hereby waives to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with the Plan, this Agreement or the Certificate.
(j)    Exculpation. These PSUs granted hereunder and all documents, agreements, understandings and arrangements relating hereto have been issued on behalf of the Company by officers acting on its behalf and not by any person individually. None of the Directors, officers or stockholders of the Company nor the Directors, officers or stockholders of any Affiliate of the Company shall have any personal liability hereunder or thereunder. The Participant shall look solely to the assets of the Company for satisfaction of any liability of the Company in respect of these PSUs granted hereunder and all documents, agreements, understandings and arrangements relating hereto and will not seek recourse or commence any action against any of the Directors, officers or stockholders of the Company or any of the Directors, officers or stockholders of any Affiliate, or any of their personal assets, for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto with respect to these PSUs granted hereunder.
(k)    Captions. The captions in this Agreement are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
(l)    Notices. Any notice that either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid or overnight courier, addressed as follows: if to the Company, at its office at 120 Mountain View Blvd, Basking Ridge, NJ 07920, Attn: Human Resources, or at such other address as the Company by notice to the Participant may designate in writing from time to time; and if to the Participant, at the address shown below his or her signature on the Certificate, or at such other address as the Participant by notice to the Company may designate in writing from time to time. Notices shall be effective upon receipt.

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